Exhibit 3.4

- - - -- - - - -- -- - - - - - - - - - - - -- - - - - - -- -- - - - - - - - (Requestor's Name) mt 11111111n1 800112892718 (Address) (Address) ( City/State/Zip/Phon e # ) 1 2 1 2 1 'I 1 0 1 - - n - i n - . i _ • s • - - •• n I... . , ? _f , ' . :,r; 4 ,_I• - r ,_J D PICK - UP D WAIT D MAIL (Business Entity Name) Certified Copies Certificates of Status (Document Number) Special Instructions to Filing Officer: Office Use Only

COV E R LETTER TO: Amendment Section Division of Corporations NAME OF CORPORATION: ALLIED ENERGY GROUP, INC. DOCUMENT NUMBER: - P0 - 60 - 00 - 09 - 456 - 3 ------------------- The enclosed Articles of Amendment and fee are submitted for filing. Please return all correspondence concerning this matter to the following: Joseph I. Emas (Name of Contact Person) Joseph I. Emas, P.A. (Firm/ Company) 1224 Washington Avenue (Address) Miami Beach, FL 33139 (City/ State and Zip Code) For further information concerning this matter, please call: _Jo_ s _e p_h_ l _ E . _ m _a s at ( 305 (Name of Contact Person) (Area Code & Daytime Telephone Number) ) 531 - 1174 Enclosed is a check for the following amount: D $35 Filing Fee 0$43.75 Filing Fee & Cenificate of Status 0$43.75 Filing Fee& Certified Copy (Additional copy is enclosed)' D $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed) Mailing Address Amendment Section Division of Corporations P.O. Box 6327 Tallahassee, FL 32314 S treet Address Amendment Section Division of Corporations Clifton Building 2661 Executive Center Circle Tallahassee, FL 32301

Articles of Amendment to Articles of Incorporation of ALLIED ENERGY GROUP, INC. (Name of corporation as currently filed with the Florida Dept. of State) P06000094563 (Document number of corporation (if known) Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles oflncorporation: NEW CORPORATE NAME (if changing): Allied Energy, Inc. (Must contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or "Co.") (A professional corp'oration must contain the word "chartered", "professional association," or the abbreviation "P.A.") AM EN DMENTS ADOPTED - (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC) (Attach additional pages if necessary) If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate NIA) (continued)

I I The date of each amendment(s) adoption: December 20, 2007 Effective date ifappli cable: ---------------- (nmoore than 90 days after amendment file date) Adoption of Amendment(s) (CHECK ONE) [Z] The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval. D The amendment(s) was/were approved by the shareholders through voting groups . The following statement must be separately provided for each voting group entitled to vote separately on the amendment( . '!) : "The number of votes cast for the amendment(s) was/were sufficient for approval by II (voting group) D The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required. D The amen ment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not quired. Signature ----- + ---- + L --- 1 - ,c1 - + ------ ''""""....c... - ' ------------ . (By a direct r president th r officer - if directors or officers have not been selected, an incorporator - if in the hands of a receiver, trustee, or other court appointed 1duciary by that fiduciary) Joseph I. Emas (Typed or printed name of person signing) Secretary - Authorized Signatory (Title of person signing) FILING FEE: $35